Exhibit 10.3

For Awards for Named Executive Officers and
certain Executive Officers of ACGL and subsidiaries

ARCH CAPITAL GROUP LTD.
Restricted Share Agreement

THIS AGREEMENT, dated as of [insert award date], between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and [insert name] (the “Employee”).
WHEREAS, the Employee has been granted the following award under the Company’s [insert Plan year] Long Term Incentive and Share Award Plan (the “Plan”);
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.
1.    Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded [insert award shares] Restricted Shares (the “Award”), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2.    Terms and Conditions.  It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

(a)    Vesting of Award. Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested in three equal annual installments on the first, second and third anniversaries of the date hereof. Unless otherwise provided by the Company, all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2(a).

(b)    Termination of Service; Forfeiture of Unvested Shares.

(i)    In the event the Employee ceases to be an employee of the Company prior to the date the Restricted Shares otherwise become vested due to his or her death or Permanent Disability (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Restricted Shares shall become immediately vested in full upon such termination of employment.

(ii)    In the event of termination of employment (other than by the Company for Cause, as such term is defined in the Company’s Incentive Compensation Plan on the date hereof, and other than as set forth in Section 2(b)(i) or (iii) hereof) after the attainment of Retirement Age (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Restricted Shares shall continue to vest on the schedule set forth in Section 2(a) above so long as the Employee does not, without the written consent of the Company, engage in any activity in competition with any activity of the Company or any of its Subsidiaries other than (i) serving on the board of directors (or similar governing body) of another company or (ii) serving as a consultant for no more than 26 weeks per calendar year providing services that do not, in whole or in part, relate to the business or operations of an insurance or reinsurance company (“Competitive Activity”). In the event the Employee engages in a Competitive Activity, any unvested Restricted Shares shall be forfeited by the Employee and become the property of the Company.
(iii)    In the event of a Change in Control (as defined in the Plan) in connection with which the Award is assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board and after which the Employee ceases to be an employee of the Company due to termination (A) by the Company not for Cause or (B) by the Employee for Good Reason (as defined below), in either case, on or before the second anniversary of the occurrence of the Change in Control, the Restricted Shares, to the extent not already vested, shall become immediately vested in full upon such termination of employment. “Good Reason” shall have the meaning given to such term in any existing employment agreement between the Employee and the Company or Subsidiary as in effect on the date of grant of this Award or, in the absence of such an existing employment agreement in effect on the date of grant defining such term, it shall mean, without the Employee’s written consent, (a) the material diminution of any material duties or responsibilities of the Employee without the same being corrected within thirty (30) days after being given written notice thereof; or (b) a material reduction in the Employee’s base salary without the same being corrected within thirty (30) days after being given written notice thereof.

(iv)    If the Employee ceases to be an Employee of the Company for any other reason prior to the date the Restricted Shares become vested, the Award shall be forfeited by the Employee and become the property of the Company.

(v)    For purposes of this Agreement, service with any of the Company’s Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.
(c)    Change in Control; Award Not Assumed. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change in Control in connection with which the Award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board, the Award shall vest in full on the effective date of the Change in Control.
(d)     Certificates.  Each certificate issued in respect of Restricted Shares awarded hereunder shall be issued in book entry format with the Company’s transfer agent and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the “Restrictive Legend”). Upon the vesting of Restricted Shares pursuant to Section 2 hereof and the satisfaction of any withholding tax liability pursuant to Section 5 hereof, such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Employee.

(e)    Rights of a Stockholder.  Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.
(f)    No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.

3.    Transfer of Shares. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

4.    Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.

5.    Withholding. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect to) the Award granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld at such time.

6.    References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

7.    Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
Attn.: Secretary
If to the Employee:
To the last address delivered to the Company by the
Employee in the manner set forth herein.
8.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

10.    Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ARCH CAPITAL GROUP LTD.
By:
Name:
Title:

By accepting this grant on-line, I hereby acknowledge that I have read and agree to the terms and conditions of the grant and of the [insert Plan year] Long Term Incentive and Share Award Plan (“Plan”) and that this shall constitute the same as my written signature. I also acknowledge that I have received a copy of the Plan Prospectus and a copy of the supplemental summary and prospectus for the country where I’m based (“Supplemental Prospectus”), if applicable. Copies of the Plan, the Plan Prospectus and Supplemental Prospectus can be found in the “My Company Info/Documents” link on the “At a Glance” tab.